Exhibit 99.1

Bellerophon Reports 2015 First Quarter Financial and Operational Results

- On Track to Report Top-line BCM Results in Mid-2015 and Initiate Phase 3 Trial in PAH in the Second Half of This Year -

Hampton, NJ, May 15, 2015 — Bellerophon Therapeutics, Inc. (Nasdaq: BLPH), a clinical-stage biotherapeutics company, today reported financial results for the first quarter ended March 31, 2015.

“This has been a productive quarter for Bellerophon,” said Jonathan Peacock, Chairman and Chief Executive Officer of Bellerophon Therapeutics. “We completed our initial public offering in February 2015, raising $51.9 million of net proceeds, after underwriting discounts and offering expenses, to fund our ongoing clinical trials and we are on track to deliver on our plans for both of our key programs. In our INOpulse® program, we expect to start enrolling the first patients in our Phase 3 trial for pulmonary arterial hypertension (PAH) in the second half of this year. We also expect to report top line results in mid-2015 from our CE Mark registration trial for our bioabsorbable cardiac matrix (BCM) program for the prevention of ventricular remodeling following a heart attack.”

First Quarter 2015 Financial Results

For the first quarter of 2015, Bellerophon reported a net loss of $12.9 million, a reduction from a net loss of $14.5 million for the first quarter 2014.  The decrease in net loss was primarily due to a reduction in research and development expenses as well as lower net payments to Ikaria, Inc., net of income received in connection with a new services agreement signed in the first quarter of 2015, partially offset by the incremental costs of setting up and operating as a standalone public company and by one-time items.

Research and development expenses for the first quarter of 2015 decreased to $9.5 million from $12.0 million in the first quarter of 2014. The decrease in research and development expenses was primarily due to reduced clinical activity related to PH-COPD in the first quarter of 2015 compared to the same period in 2014, as the company completed the Phase 2 trial of INOpulse for PH-COPD in mid-2014. The decrease was partially offset by increases in spending for INOpulse Mark2 development and other investments in preparation for the anticipated Phase 3 trial planned for the second half of 2015.

General and administrative expenses for the first quarter of 2015 were $4.6 million compared with $2.5 million for the first quarter of 2014. The increase in general and administrative expense primarily resulted from additional costs of operating as a standalone public company, including expenses related to transition services from our former parent, Ikaria, and from certain one-time expenses, including costs associated with the resolution of a dispute with BioLineRx Ltd. relating to the company’s license to BCM.

Financial Highlights

As of March 31, 2015, the company had cash, cash equivalents and restricted cash of $71.4 million. In the quarter, the company completed its IPO, which raised $60.0 million of gross proceeds and $51.9 million of net proceeds, after underwriting discounts and offering expenses, from the sale of 5,000,000 shares of its common stock. The company estimates that its cash, cash equivalents and restricted cash as of March 31, 2015, will enable it to fund its planned operating expenses and capital expenditure requirements at least into mid-2016.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies at the intersection of drugs and devices that address significant unmet medical needs in the treatment of cardiopulmonary and cardiac diseases. The Company has two programs in advanced clinical development. The first program, INOpulse, is based on the Company’s proprietary pulsatile nitric oxide delivery device. The Company is currently developing two product candidates under its INOpulse program: one for the treatment of pulmonary arterial hypertension (PAH), for which the Company intends to commence Phase 3 clinical trials in the second half of 2015, and the other for the treatment of pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD), which is in Phase 2 development. The Company’s second program is bioabsorbable cardiac matrix (BCM), an injectable device for the prevention of cardiac remodeling and subsequent congestive heart failure following acute myocardial infarction (AMI), commonly known as a heart attack. BCM is currently in a placebo-controlled clinical trial, expected to report top-line results in mid-2015, designed to support CE mark registration in the European Union and, assuming positive results, to provide the basis for an additional registration trial in the United States. Bellerophon has an exclusive worldwide license to BCM from BioLineRx Ltd. For more information, visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements about clinical development of our product candidates and expectations regarding the sufficiency of our cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date. We specifically disclaim any obligation to update any forward-looking statements included in this press release.

Bellerophon Therapeutics

Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2015	2014

Operating expenses:
Research and development	$9,520	$12,040
General and administrative	4,573	2,470
Total operating expenses	14,093	14,510
Other operating income	1,166	—
Loss from operations	(12,927)	(14,510)
Interest Income	19	—
Pre-tax loss	(12,908)	(14,510)
Income tax benefit (expense)	—	—
Net loss and comprehensive loss	$(12,908)	$(14,510)

Weighted average shares/units outstanding:
Basic and diluted	10,152,487	7,899,251

Net loss per share/unit:
Basic and diluted	$(1.27)	$(1.84)

Bellerophon Therapeutics

Condensed Consolidated Balance Sheet
(In thousands) (Unaudited)

	March 31, 2015	December 31, 2014

Assets

Current assets:
Cash and cash equivalents	$62,935	$16,815
Restricted cash	8,497	9,264
Receivables - Due from Ikaria, Inc.	167	—
Prepaid expenses and other current assets	1,974	1,602
Total current assets	73,573	27,681

Restricted cash, non-current	—	1,548
Deferred transaction costs	—	2,466
Property and equipment, net	1,604	1,696
Total assets	$75,177	$33,391

Liabilities and Stockholders’ / Members’ Equity

Current liabilities:
Accounts payable	$659	$376
Accrued research and development	7,235	6,666
Accrued expenses	3,825	2,751
Due to Ikaria, Inc.	1,069	661
Total current liabilities	12,788	10,454
Total liabilities	12,788	10,454

Total stockholders’ / members’ equity	62,389	22,937

Total liabilities and stockholders’ / members’ equity	$75,177	$33,391

Contact
At Bellerophon:	At Rx Communications Group:
Manesh Naidu, Chief Business Officer	Paula Schwartz (Investors)
(908) 574-4770	(917) 322-2216
Eric Goldman (Media)
(917) 322-2563
egoldman@RxIR.com

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